Exhibit 99.2



                           Portal Software
                  Pro Forma Statement of Operations
           (In thousands, except per share data, unaudited)

                               Three Months Ended   Six Months Ended
                               August 1, July 31,   August 1, July 31,
                                  2003      2002      2003      2002
                               --------- --------- --------- ---------

Revenues
   License fees                 $11,321    $9,378   $24,891   $22,086
   Services                      21,880    19,384    40,403    37,788
                               --------- --------- --------- ---------
        Total revenues           33,201    28,762    65,294    59,874

Costs and expenses
   Cost of license fees              22        54       109       169
   Cost of services              13,195    11,788    24,808    22,737
   Research and development       6,981     9,946    14,148    21,380
   Sales and marketing           11,633    13,667    23,022    28,567
   General and administrative     3,095     4,209     6,428     8,603
   Amortization of deferred
    stock compensation                -        99         1       209
                               --------- --------- --------- ---------
Total costs and expenses         34,926    39,763    68,516    81,665
Pro forma loss from operations   (1,725)  (11,001)   (3,222)  (21,791)
   Interest and other income
    (expense), net                 (152)      270       (29)      968
                               --------- --------- --------- ---------
Pro forma loss before income
 taxes                           (1,877)  (10,731)   (3,251)  (20,823)
   Provision for income taxes      (600)     (413)   (1,236)   (1,481)
                               --------- --------- --------- ---------
Pro forma net loss              $(2,477) $(11,144)  $(4,487) $(22,304)
                               ========= ========= ========= =========
Items excluded from pro forma
 net loss
   Stock option compensation
    charges                     (23,749)        -   (30,838)        -
   Amortization of acquired
    intangibles (A)                (665)     (665)   (1,330)   (1,330)
   Amortization of purchased
    licenses                          -      (184)        -      (368)
   Restructuring costs                -    (6,053)        -    (6,053)
                               --------- --------- --------- ---------
GAAP net loss                  $(26,891) $(18,046) $(36,655) $(30,055)
                               ========= ========= ========= =========


Pro forma loss per share
 Pro forma net loss per share    $(0.01)   $(0.06)   $(0.02)   $(0.13)
                               ========= ========= ========= =========
 Shares used in computing
    pro forma net loss per
     share                      180,512   176,023   179,540   175,457
                               ========= ========= ========= =========

GAAP loss per share
 Basic and diluted net loss
  per share                      $(0.15)   $(0.10)   $(0.20)   $(0.17)
                               ========= ========= ========= =========
 Shares used in computing
    basic and diluted net loss
     per share                  180,512   176,023   179,540   175,457
                               ========= ========= ========= =========

Notes:
A) Acquired intangibles include amortization for goodwill and other purchased intangibles.






                            Portal Software
                  Condensed Consolidated Balance Sheets
                             (In thousands)

                                               August 1,   January 31,
                                                 2003          2003
                                              -----------   ---------
Assets                                        (Unaudited)
   Current assets
      Cash and short-term investments           $44,780      $53,752
      Accounts receivable, net                   26,421       22,467
      Prepaid expenses and other
        current assets                            7,637        4,026
                                              ---------    ----------
         Total current assets                    78,838       80,245
   Property and equipment, net                   21,892       22,798
   Purchased developed technology, net            3,325        4,655
   Restricted long-term investments              12,033       13,412
   Other assets                                   2,507        2,624
                                              ---------    ---------

      Total assets                             $118,595     $123,734
                                              =========    =========

Liabilities and Stockholders' Equity
   Current liabilities
      Accounts payable                           $6,793       $4,699
      Accrued employee benefits                   8,492        8,821
      Current portion restructuring costs        11,985       13,418
      Other accrued liabilities                  10,224        8,421
      Current portion of capital lease
       obligations                                    -           11
      Deferred revenue                           24,796       23,955
                                              ---------    ---------
         Total current liabilities               62,290       59,325
   Long-term accrued restructuring costs         21,615       26,903
   Long-term notes payable and
     other liabilities                            1,697        1,687
                                              ---------    ---------

      Total liabilities                          85,602       87,915

Stockholders' equity
   Common stock                                     182          178
   Additional paid-in capital                   574,776      540,994
   Accumulated other comprehensive
     income (loss)                                  335          294
   Notes receivable from stockholders               (67)         (69)
   Accumulated deficit                         (542,233)    (505,578)
                                             ----------    ---------
      Total stockholders' equity                 32,993       35,819
                                             ----------    ---------

      Total liabilities and
        stockholders' equity                   $118,595     $123,734
                                             ==========    =========